                                                                   EXHIBIT 10.40

          SECOND AMENDMENT TO INVESTMENT AND PARTICIPATION AGREEMENT
          ----------------------------------------------------------

     THIS SECOND AMENDMENT TO INVESTMENT AND PARTICIPATION AGREEMENT (this "Second Amendment") is dated as of March 30, 2000, among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation (the "Company") and WACHOVIA CAPITAL INVESTMENTS, INC. (formerly known as Wachovia Capital Markets, Inc.), as Lessor (the "Lessor");

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company and the Lessor executed and delivered that certain Investment and Participation Agreement, dated as of the March 20, 1998, as amended by that certain First Amendment to Investment and Participation Agreement dated as of November 12, 1999 (as amended, the "Investment Agreement");

     WHEREAS, the Company has requested and the Lessor has agreed to certain amendments to the Investment Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Company and the Lessor hereby covenant and agree as follows:

     1.   Definitions. Unless otherwise specifically defined herein, each term
          -----------
used herein which is defined in Schedule 1.02 to the Investment Agreement shall have the meaning assigned to such term in Schedule 1.02 to the Investment Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Investment Agreement shall from and after the date hereof refer to the Investment Agreement as amended hereby.

     2.   Amendments.
          ----------

          (a) Schedule 1.02(b) to the Investment Agreement is amended and restated in its entirety as set forth on Schedule 1.02(b) attached to this Second Amendment.

          (b) Section 8.24 of the Investment Agreement is hereby amended and restated in its entirety as follows:

          Section 8.24.  Restricted Payments. Beginning on January 1, 2000 and
                         -------------------
     thereafter, the Company shall not declare or make any Restricted Payments, provided that, so long as after giving effect thereto no Default shall be in existence or be created thereby, the Company may:

               (a) during the period beginning on January 1, 2000 and ending on December 31, 2000, inclusive ("Fiscal Year 2000"), purchase, redeem or retire up to Ten Million and No/100 Dollars ($10,000,000) of the Company's Class A Capital Stock at a weighted average price per share not to exceed Thirteen and No/100 Dollars ($13.00) (the "Repurchase");

               (b) during Fiscal Year 2000, make Restricted Payments in addition to any made pursuant to the Repurchase so long as the aggregate of all such Restricted Payments made during Fiscal Year 2000 do not exceed the greater of (i) five percent (5%) of cumulative Consolidated Net Income earned during Fiscal Year 2000, or (ii) twenty-five percent (25%) of cumulative Consolidated Net Income earned during Fiscal Year 2000 less
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     the amount of aggregate Restricted Payments made during Fiscal Year 2000
     (including those made pursuant to the Repurchase); and

               (c) during the period beginning on January 1, 2001 and ending on the Lease Termination Date, make Restricted Payments so long as the Restricted Payments made during any Fiscal Year do not exceed the sum of
     (x) twenty-five percent (25%) of cumulative Consolidated Net Income for that Fiscal Year, plus (y) solely with respect to Fiscal Year 2001, Restricted Payments permitted but not paid during Fiscal Year 2000 under
     Section 8.24(b).

          (c) Section 8.26 of the Investment Agreement is hereby amended and restated in its entirety as follows:

          Section 8.26   Investments. Neither the Company nor any of its
                         -----------
     Subsidiaries shall make Investments in any Person except as permitted by
     Section 8.25 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent,
     (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) acquisitions of the stock of a Person permitted by
     Section 8.34, or (vi) Transplace.com, consisting of cash and certain intangible assets (collectively, the "Transplace Investment"), so long as
     (a) the cash portion of the Transplace Investment does not exceed Five Million Dollars ($5,000,000), in the aggregate, and (b) the ownership interest of Borrower in Transplace.com and the other terms of the Transplace Investment are substantially as described by the Borrower to the Administrative Agent and to the Banks in written correspondence provided by the Borrower, and in conferences held with the Borrower, prior to March 30, 2000; provided, however, immediately after giving effect to the making of
           --------  -------
     any Investment, no Default shall have occurred and be continuing.

          (d) Section 8.30 of the Investment Agreement is hereby amended and restated in its entirety as follows:

          Section 8.30.  Ratio of Consolidated Total Adjusted Debt to
                         --------------------------------------------
     Consolidated EBILTDA. The ratio of Consolidated Total Adjusted Debt to
     --------------------
     Consolidated EBILTDA will not at any time exceed (i) 3.25 to 1.00 during the Fiscal Quarters ending on March 31, 2000 and June 30, 2000, and (ii) thereafter, 3.00 to 1.00.

          (e) Section 8.31 of the Investment Agreement is hereby amended and restated in its entirety as follows:

          Section 8.31.  Ratio of Consolidated EBILT to Consolidated Fixed
                         -------------------------------------------------
     Charges. The ratio of (a) Consolidated EBILT to (b) Consolidated Fixed
     -------
     Charges will at all times exceed the following amounts during the corresponding periods set forth below:

          Period                                                    Amount
          ------                                                    ------

          Fiscal Quarters ending 03/31/00 through 06/30/00          1.10 to 1.00

          Fiscal Quarter ending 09/30/00                            1.15 to 1.00

                                       2
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          Fiscal Quarter ending 12/31/00                            1.20 to 1.00

          Each Fiscal Quarter ending thereafter                     1.25 to 1.00

          (f) Section 8.34(i) of the Investment Agreement is hereby amended and restated in its entirety as follows:

               (i) during the calendar year 1998, the Company may acquire all of the outstanding capital stock of Victory Express, Inc. and PST Vans, Inc., provided that the acquisition of the capital stock of PST Vans, Inc. is on the terms and conditions set forth in that certain Agreement and Plan of Merger dated as July 7, 1998, by and among PST Vans, Inc., U.S. Xpress Enterprises, Inc., and PST Acquisition Corp., and further provided that for any Fiscal Year thereafter the aggregate total consideration for all such acquisitions shall not exceed $75,000,000;"

     3.   Conditions Precedent.  This Second Amendment and the obligations of
          --------------------
the Lenders evidenced hereunder shall not be effective until the execution and delivery of this Second Amendment by each of the parties hereto and until the Lessor shall have received a Reaffirmation of Guaranty from each Subsidiary in substantially the form of Exhibit A-1 hereto.

     4.   Restatement of Representations and Warranties.  The Company hereby
          ---------------------------------------------
restates and renews each and every representation and warranty heretofore made by it in the Investment Agreement and the other Operative Documents as fully as if made on the date hereof and with specific reference to this Second Amendment and all other documents executed and/or delivered in connection herewith.

     5.   Effect of Amendment.  Except as set forth expressly hereinabove, all
          -------------------
terms of the Investment Agreement and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Company. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lessor or any Lease Participant under the Investment Agreement or any of the other Operative Documents.

     6.   Ratification.  The Company hereby restates, ratifies and reaffirms
          ------------
each and every term, covenant and condition set forth in the Investment Agreement and the other Operative Documents effective as of the date hereof.

     7.   Counterparts.  This Second Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     8.   Section References. Section titles and references used in this
          ------------------
Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     9.   No Default.  To induce the Lessor and the Lease Participants to enter
          ----------
into this Second Amendment and to continue to make advances pursuant to the Investment Agreement, the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Company arising out of or with respect to any of the Rent or other obligations of the Company owed to the Lessor under the Investment Agreement, the Lease or the other Operative Documents.

                                       3
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     10.  Further Assurances.  The Company agrees to take such further actions
          ------------------
as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Company.

     11.  Governing Law.  This Second Amendment shall be governed by and
          -------------
construed and interpreted in accordance with, the laws of the State of New York.

     12.  Conditions Precedent.  This Second Amendment shall become effective
          --------------------
only upon execution and delivery (i) of this Second Amendment by each of the parties hereto, and (ii) of the Consent and Reaffirmation of Guarantors and Second Amendment to Guaranty at the end hereof by each of the Guarantors and the Lessor.


                     [Signatures begin on following page]

                                       4
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     IN WITNESS WHEREOF, each of the Company and the Lessor have caused this
Second Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.



                                     U.S. XPRESS ENTERPRISES, INC., (SEAL)
                                     as Company


                                     By: /s/
                                         ---------------------------------------
                                         Name:
                                         Title:




                                     WACHOVIA CAPITAL INVESTMENTS, INC. (SEAL)


                                     By: /s/
                                         ---------------------------------------
                                         Name:
                                         Title:



                                       5
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                    CONSENT AND REAFFIRMATION OF GUARANTORS
                  AND SECOND AMENDMENT TO SUBSIDIARY GUARANTY


     Each of the undersigned Subsidiary Guarantors (i) acknowledges receipt of the foregoing Second Amendment to Investment Agreement (the "Second Amendment"),
(ii) consents to the execution and delivery of the Second Amendment by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Subsidiary Guaranty dated as of March 20, 1998 executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Second Amendment.

         This Consent and Reaffirmation and Second Amendment to Subsidiary Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.



                                   U.S. XPRESS, INC.
                                   CSI/CROWN, INC.
                                   JTI, INC.
                                   XPRESS AIR, INC.
                                   U.S. XPRESS LEASING, INC.

By: /s/
    ----------------------------------------------------------------------------
                                     Name:
                                     Title:

                                       6
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                               SCHEDULE 1.02(b)


                               Pricing Schedule

     Each of the terms "Applicable Margin" (for Yield accruing based on the
                        -----------------
Adjusted LIBO Rate) and "Commitment Fee Rate" means, for any day, the rate per
                         -------------------
annum set forth below:

          (i) for the period commencing on March 30, 2000, to and including the next Performance Pricing Determination Date, the Applicable Margin shall equal 1.75%, and the Commitment Fee Rate shall equal 0.375%; and

          (ii) from and after such next Performance Pricing Determination Date, the rate per annum set forth in the table below, in the row opposite such term and in the column of the table corresponding to the Pricing Level that applies on such day:

          ==================================================================
            Pricing Level        Level    Level    Level    Level   Level
                                   I        II      III       IV      V
          ------------------------------------------------------------------
           Commitment Fee        0.20%    0.25%     0.30%   0.375%   0.50%
           Rate
          ------------------------------------------------------------------
           Applicable Margin     0.75%    1.00%     1.375%  1.75%    2.25%
           for Adjusted LIBO
           Rate basis
          ------------------------------------------------------------------

     For purposes of this Pricing Schedule, the following terms have the following meanings:

          "Adjusted Total Debt/EBILTDA Ratio" means the ratio of Consolidated
           ---------------------------------
Total Adjusted Debt to Consolidated EBILTDA.

          "Level I Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ---------------
the most recent Performance Pricing Determination Date was less than or equal
1.50 to 1.00.

          "Level II Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ----------------
the most recent Performance Pricing Determination Date was greater than 1.50 to
1.00 and less than or equal to 2.00 to 1.00.

          "Level III Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio
           -----------------
at the most recent Performance Pricing Determination Date was greater than 2.00 to 1.00 and less than or equal to 2.50 to 1.00.

          "Level IV Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ----------------
the most recent Performance Pricing Determination Date was greater than 2.50 to
1.00 and less than or equal to 3.00 to 1.00.

          "Level V Pricing" applies if the Adjusted Total Debt/EBILTDA Ratio at
           ---------------
the most recent Performance Pricing Determination Date was greater than 3.00 to 1.00.

          "Performance Pricing Determination Date" means each date that occurs
           --------------------------------------
45 days after the end of the first 3 Fiscal Quarters, and 90 days after the end of the last Fiscal Quarter, of the Company.

     In determining the Applicable Margin and Commitment Fee Rate, the Lessor shall refer to the Company's most recent financial statements delivered to the Funding Parties pursuant to Section 8.01(i) of the Investment Agreement (together with the Compliance Certificate delivered in connection therewith, the "Audited Statements") and Section 8.01(ii) of the Investment Agreement (together
 ------------------
with the Compliance

Certificate delivered in connection therewith, the "Unaudited Statements");
                                                    --------------------
provided, that, should any relevant Audited Statements or Unaudited Statements
--------  ----
be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin and Commitment Fee Rate shall not be effective, except to the extent hereinafter provided to the contrary, until the next succeeding Performance Pricing Determination Date; provided, further, that,
                                                        --------  -------
if the Audited Statements reflect an Adjusted Total Debt/EBILTDA Ratio or Consolidated EBILT different from the Adjusted Total Debt/EBILTDA Ratio or Consolidated EBILT determined by the Unaudited Statements for the third Fiscal Quarter, then (i) if the Audited Statements reveal that Yield and Commitment Fees should have been at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then the Company (as Acquisition/Construction Agent for the Lessor, or as Lessee under the Lease) shall immediately pay to the Lessor such amounts as are necessary to cause the Lessor to have received the appropriate return (and the Lessor shall pay to the A Percentage Lease Participants and the B Percentage Lease Participants their A Percentage Share and B Percentage Share, respectively, thereof, and (ii) if the Audited Statements reveal that Yield and Commitment Fees should have been at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Default shall be in existence, the Company shall be entitled to a credit against future payments for such amounts as are necessary to cause the Lessor to have received the appropriate return. All determinations hereunder shall be made by the Lessor unless the Majority Funding Parties shall object to any such determination.

                                       8